Exhibit 99.2


     Written Statement of the Chief Financial Officer, Senior Vice President
        and Secretary of GreatAmerica Leasing Receivables 2002-1, L.L.C.
                          Pursuant to 18 U.S.C.ss.1350

Solely for the purposes of complying with 18 U.S.C.ss.1350, I, the undersigned Chief Financial Officer, Senior Vice President and Secretary of GreatAmerica Leasing Receivables 2002-1, L.L.C. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the eight months ended May 31, 2002 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.




/s/ Stan Herkelman

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Stan Herkelman
August 28, 2002